AMENDMENT NO. 1
TO INVESTMENT ADVISORY AGREEMENT
(LB Series Fund, Inc.)

Thrivent Financial for Lutherans and LB Series Fund, Inc. hereby agree that, effective ____, 2004, the following new series shall be deemed Portfolios under terms of the Investment Advisory Agreement dated January 1, 2002, between Thrivent Financial for Lutherans and LB Series Fund, Inc.:

  Thrivent Partner Technology Portfolio

  Thrivent Partner Small Cap Value Portfolio

  Thrivent Small Cap Stock Portfolio

  Thrivent Small Cap Index Portfolio

  Thrivent Mid Cap Stock Portfolio

  Thrivent Mid Cap Index Portfolio

  Thrivent Large Cap Stock Portfolio

  Thrivent Large Cap Index Portfolio

  Thrivent Real Estate Securities Portfolio

  Thrivent Balanced Portfolio

  Thrivent Partner High Yield Portfolio

  Thrivent Bond Index Portfolio

  Thrivent Mortgage Securities Portfolio

A revised Schedule 1 is attached hereto.

LB SERIES FUND, INC.

By________________________
Pamela J. Moret, President

THRIVENT FINANCIAL FOR LUTHERANS

By________________________
Bruce J. Nicholson, President
and Chief Executive Officer

SCHEDULE I
(effective _________, 2004)

World Growth Portfolio
0.85%

Growth Portfolio
0.40%

Opportunity Growth Portfolio
0.40%

High Yield Portfolio
0.40%

Income Portfolio
0.40%

Mid Cap Growth Portfolio
0.40%

Money Market Portfolio
0.40%

Small Cap Growth Portfolio
$0-$500 million 1.00%
More than $500 million .90%

Mid Cap Growth Portfolio
$0-$500 million .90%
More than $500 million .80%

All Cap Portfolio
$0-$500 million .95%
More than $500 million .90%

Investors Growth Portfolio
$0-$500 million .80%
More than $500 million .70%

Growth Stock Portfolio
$0-$500 million .80%
More than $500 million .70%

Value Portfolio
.60%

Limited Maturity Bond Portfolio
.40%

Technology Stock Portfolio
.75%

Small Cap Value Portfolio
.80%

Small Cap Stock Portfolio
$0-$200 million .70%
More than $200 million but not over $1 billion .65%
More than $1 billion but not over $2.5 billion .60%
More than $2.5 billion but not over $5 billion .55%
More than $5 billion .525%

Small Cap Index Portfolio
$0-$500 million .35%
More than $500 million .30%

Mid Cap Stock Portfolio
$0-$200 million .70%
More than $200 million but not over $1 billion .65%
More than $1 billion but not over $2.5 billion .60%
More than $2.5 billion but not over $5 billion .55%
More than $5 billion .525%

Mid Cap Index Portfolio
$0-$250 million .35%
More than $250 million .30%

Capital Growth Portfolio
$0-$500 million .65%
More than $500 million but not over $1 billion .575%
More than $1 billion but not over $2.5 billion .475%
More than $2.5 billion but not over $5 billion .45%
More than $5 billion .425%

Large Company Index Portfolio
$0-$250 million .35%
More than $250 million .30%

Real Estate Securities Portfolio
.80%

Balanced Portfolio
$0-$250 million .40%
More than $250 million but not over $1 billion .35%
More than $1 billion but not over $2.5 billion .325%
More than $2.5 billion but not over $5 billion .30%
More than $5 billion .275%

High Yield Bond Portfolio
.40%

Bond Index Portfolio
$0-$250 million .35%
More than $250 million .30%

Mortgage Securities Portfolio
.50%